Exhibit 99.1

Tier Technologies, Inc. 10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Matt Brusch, Director of Communications mbrusch@tier.com (571) 382-1048

Tier Announces Delay in Filing Form 10-K for the Fiscal Year

Ended September 30, 2005 and Expected Restatement of Prior

Period Results

Also Announces Preliminary Results for Fiscal 2005

RESTON, Va., December 14, 2005 – Tier Technologies, Inc. (Nasdaq: TIER), announced today that the filing of its Form 10-K for the fiscal year ended September 30, 2005 with the Securities and Exchange Commission will be delayed beyond the filing deadline of December 14, 2005. Additionally, the Company expects to restate its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed.

While preparing its financial statements for fiscal 2005, the Company discovered a number of errors, including its accounting for (1) net accounts receivable relating to a payment processing operation; (2) certain accruals and reserves; and (3) certain notes receivable. Many of these issues are still under review and the Company needs additional time to complete the process and assess the final impact on fiscal 2005 financial results and on previously reported financial results. Currently, the Company does not expect that this process will be completed in time to permit the Company to file its Form 10-K within the 15-day timeframe provided by Rule 12b-25 under the Securities Exchange Act. The Company is working diligently to complete this review and assessment and to file the Form 10-K and the prior period restatements as soon as possible.

The Company currently expects these restatements primarily to reflect:

•	The write-off of net accounts receivable originally recorded on the Company’s balance sheets for these periods relating to one of its payment processing operations. This change is necessary to reflect proper accounting for amounts owed to the Company as a result of both (1) insufficient-funds checks received by the Company from child-support payers and (2) over-payments made by the Company. The Company is not able at this time to quantify the amount of the expected restatements for this issue.

•

The recording of an accrual for sales commission expense on the Company’s September 30, 2004 and December 31, 2004 statements of operations. The effect of this change is expected to increase selling and marketing expense for the fiscal year ended September 30, 2004 and the first quarter of fiscal 2005, which ended December 31, 2004, by approximately $225,000 and $99,000, respectively, and to reduce selling and marketing expense for the quarter ended March 31, 2005 by approximately $324,000. These adjustments are expected to reduce diluted earnings per share by $0.01 for fiscal year 2004, but are not expected to materially impact the quarter ended December 31, 2004. These adjustments would increase diluted earnings per share by $0.01 for the quarter ended March 31, 2005.

•	The correction of the amounts shown as due to the Company under its notes and accrued interest receivable from related parties and notes receivable from shareholders on its balance sheets for the relevant periods and the reduction of the related interest income shown on its relevant statements of operations. These adjustments are expected to result in the reclassification of $378,000 of notes previously classified as assets to shareholders equity for all reported periods, which will have the effect of reducing both assets and shareholders equity by that amount. In addition, we believe that the adjustments will result in a cumulative downward adjustment of approximately $150,000 of accumulated interest income reported in our retained earnings in the periods noted above.

The Company’s review of its accounting practices is ongoing. Once it has completed its review, it may conclude that additional changes to its financial statements for these periods are appropriate, that the proper adjustments are different in amount or type from those summarized above, or that changes are necessary to financial statements for other periods.

Jim Weaver, the Company’s Chairman and Chief Executive Officer, said, “The Company regrets the delay in completing its fiscal 2005 financial statements and the need to restate prior financial results. We take very seriously our public reporting obligations, and we are taking the steps that we believe are necessary to ensure that the financial information we report will be complete and accurate.”

Preliminary Fiscal 2005 Results

The Company currently expects revenues for the fiscal fourth quarter and full year ending September 30, 2005 to be $34.3 million, up 11% over the prior year, and $150.8 million, up 18% over the prior year, respectively, exceeding the high end of its previously guided range for the year of $149.0 million.

Fully diluted income (loss) per share, before the impact of restatements, is expected to be a loss of $(0.07) to $(0.08) for the fiscal fourth quarter and income of $0.02 to $0.03 for the fiscal year versus previous guidance of $0.10 to $0.11 per fully diluted share. Key drivers for the quarter versus guidance include (1) an increase in labor-related costs, primarily fringe expenses, of approximately $0.04 per fully diluted share; (2) adjustments to various reserves and accruals of approximately $0.03 per fully diluted share; and (3) additional Sarbanes-Oxley compliance costs and accounting fees of approximately $0.01 per fully diluted share.

These financial results are preliminary and have not been finalized by the Company or audited by its auditors. They are based on information available to management at this time, and could change materially when the Company reports its audited financial results for the fiscal year.

Other Matters

The restatements and the delayed availability of our financial statements for the fiscal year ended September 30, 2005 may result in a technical default under the revolving credit agreement between the Company and its lender. At September 30, 2005, the Company had outstanding letters of credit under this facility totaling $1.3 million. The Company will communicate with the lender to seek a waiver of the defaults, but there can be no assurance that the lender will grant a waiver.

The Company expects to issue a press release containing its fiscal year 2005 financial results and host an investor conference call when it files its fiscal year 2005 Form 10-K and prior period restated financial statements.

About Tier

Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. More information about the Company is available at www.Tier.com.

Statements made in this press release that are not historical facts, including in particular statements regarding the expected impact of the accounting issues described above and the expectations for reported revenues and earnings for fiscal 2005, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the results of the Company’s ongoing review of its accounting practices. Other factors that can affect the Company’s future performance include but are not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K for the year ended September 30, 2004, our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005, as well as other filings with the SEC.

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